Exhibit 99f

To the Board of Directors
General Electric Capital Corporation:

     We consent to incorporation by reference in the Registration Statements (Nos. 33-43420, 333-22265, and 333-84462) on Form S-3 of General Electric
Capital Corporation, and in the Registration Statement (No. 33-39596) on Form S-3 jointly filed by General Electric Capital Corporation and General Electric Company, of our report dated February 8, 2002, except for Notes 3 and 16 as to which the date is September 17, 2002, relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 2001 and 2000, and the related statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears report on Form 8-K of General Electric Capital Corporation dated September 17, 2002. As discussed in the notes to the consolidated financial statements, the Company in 2001 changed its method of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets.



/s/ KPMG LLP

Stamford, Connecticut
September 17, 2002